Exhibit 5.1

Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
New York, New York 10022

November 12, 2009

Rodman & Renshaw Capital Group, Inc.
1251 Avenue of the Americas
New York, New York 10020

RE: “Shelf” Registration Statement on Form S-3

Gentlemen:

          In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the “Company”), on October 21, 2009 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the following securities being offered by the Company under the Registration Statement (together, the “Securities”):

1.	debt securities of the Company (the “Company Debt Securities”), including (a) senior debt securities, (b) subordinated debt securities and (c) junior subordinated debt securities;

2.

shares of preferred stock of the Company, par value $0.001 per share (the “Company Preferred Stock”), including shares issued upon conversion of the Company Debt Securities or upon the exercise of Company Warrants (as defined below);

3.

shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), including shares issuable upon conversion or exchange of the Company Debt Securities or the Company Preferred Stock or upon the exercise of Company Warrants;

4	warrants to purchase Company Debt Securities, Company Preferred Stock or Company Common Stock (the “Company Warrants”);

5.	units consisting of any combination of two or more of Company Debt Securities, Company Preferred Stock, Company Common Stock or Company Warrants (the “Company Units”).

          The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

          The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the

Rodman & Renshaw Capital Group, Inc.
November 12, 2009

Prospectus (each, a “Prospectus Supplement”). The Company Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee in the forms included as Exhibits 4.4 and 4.5 to the Registration Statement, as such indentures may be supplemented from time to time (each, an “Indenture”).

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Company Debt Securities, the Company Warrants and the Company Units and the validity of the Company Common Stock and the Company Preferred Stock.

          In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, and copies of resolutions of the board of directors of the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

          Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any Prospectus Supplements relating to such Securities; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (viii) there shall not have occurred any change in law affecting the legality or enforceability of such Security; and (ix) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms thereof will violate any applicable law or will result in a violation of any provision of any instrument or agreement then

Rodman & Renshaw Capital Group, Inc.
November 12, 2009

binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; we are of opinion that:

          1. The Company Debt Securities (including any Company Debt Securities duly issued upon the exchange or conversion of any Company Debt Securities that are exchangeable or convertible into another series of Company Debt Securities) will constitute legally valid and binding obligations of the Company, at such time as: (a) the applicable Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the trustee named therein; (b) such trustee is qualified to act as trustee under such Indenture, (c) the forms and the terms of the Company Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Company Debt Securities have been duly executed, authenticated and delivered by the Company in accordance with the applicable Indenture or a supplemental indenture thereto; (d) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (e) the Company Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable Indenture or supplemental indenture thereto.

          2. The Company Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Company Preferred Stock have been duly authorized by appropriate action of the Company; (b) a certificate of amendment to the Company’s certificate of incorporation establishing the Company Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

          3. The Company Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Company Common Stock have been duly authorized by appropriate action of the Company and (b) the Company Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

          4. The Company Warrants will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Company Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Company Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

          5. The Company Units will be valid and legally binding obligations of the Company at such time as: (a) the terms of the Company Units and of their issuance and sale have been approved by appropriate action of the Company and any applicable unit agent; and (b) the Company Units have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

          The opinions expressed above in paragraphs 1, 4 and 5 as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity including, but not limited to, concepts of materiality, good faith, fair dealing, reasonableness and rules governing the availability of specific performance, injunctive relief or

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November 12, 2009

foreclosure upon any property (real or personal), securing any obligation of the Company (regardless of whether enforceability is considered in a proceeding in equity or at law).

          The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws that are currently in effect.

          We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ MORSE, ZELNICK, ROSE & LANDER LLP